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                            FORM 8-K.--CURRENT REPORT
                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 7, 1999
                                                --------------------------------

                         OPHIDIAN PHARMACEUTICALS, INC.
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             (Exact name of registrant as specified in its charter)

         Delaware                   333-33219             39-1661164
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(State, or other jurisdiction       (Commission        (IRS Employer of
        incorporation)              File Number)       Identification No.)

   5445  East Cheryl Parkway, Madison, Wisconsin               53711
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  (Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code    (608)271-0878
                                                   -----------------------------

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         (Former name or Former Address, if changed since last report.)


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                    INFORMATION TO BE INCLUDED IN THE REPORT


Item:

   1. Changes in Control of Registrant.

   2. Acquisition or Disposition of Assets. SEE EXHIBIT 1

   3. Bankruptcy or Receivership.

   4. Changes in Registrant's Certifying Accountant.

   5. Other Events.  SEE EXHIBIT 1

   6. Resignations of Registrant's Directors.

   7. Financial Statements and Exhibits.

   8. Change in Fiscal Year.

   9. Sales of Equity Securities Pursuant to Regulation S.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          OPHIDIAN Pharmaceuticals, Inc.
                                          ------------------------------
                                                  (Registrant)


Date    June 23, 1999                     /s/Donald L. Nevins
     ----------------------------         -------------------------------
                                                  (Signature)
                                             Donald L. Nevins
                                             Vice President-Finance

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EXHIBIT 1

                                                  Contact: Donald L. Nevins, CFO
FOR RELEASE 12:00 PM CDST                         Ophidian Pharmaceuticals, Inc.
                                                              Phone 608.271.0878
                                                                Fax 608.277.2395
                                                         E-mail dnevins@ophd.com

               $2 MILLION NEW FINANCING FOR OPHIDIAN PILOT PLANT

June 7, 1999 -- MADISON, Wisconsin - Ophidian Pharmaceuticals, Inc. ("Ophidian") (NASDAQ SmallCap: OPHD and Pacific Exchange, Inc.: OPD), a biotechnology company developing innovative antibody-based drugs announced today that it has secured $2,000,000 in a new senior note financing. The funds are being provided by one of the company's directors, Rex J. Bates, and a shareholder, Davis U. Merwin, in a private transaction.

These new funds will be used primarily to outfit a pilot manufacturing facility for the production of experimental drug to be used in Ophidian's human clinical trials and other research programs. The company's lead development drug, named OPHD001 a new non-antibiotic product for the treatment of serious infections due to the bacterium Clostridium difficile, is about to enter Phase II clinical trials. The drug is a novel formulation of antibodies from hen eggs that neutralize toxins produced by the disease-causing organism. The company's second drug based on this technology is named OPHD002 and is an oral formulation designed to treat intestinal inflammation arising in inflammatory bowel disease. The company expects to submit an Investigational New Drug application to the Food & Drug Administration by the end of the first quarter of 2000 for approval to begin clinical trials of OPHD002.

"This pilot manufacturing capability will enhance our ability to support ongoing clinical development based on our proprietary antibody technology," stated Douglas Stafford, Ophidian's President and Chief Executive Officer. He added, "This financing comes at a critical time as greater amounts of test drug are needed to support expanding clinical development objectives."

The funds are provided under ten-year, 10%, senior notes with warrants. The assets of the Company secure the notes. Interest on the notes for the first three years is payable in common shares of the Company at the then current market value and thereafter in cash. 1,000,000 five-year warrants, exercisable at $2.00 were issued separately. The notes can be applied to the exercise of the warrants. The notes also carry certain subordination features.

Messrs. Bates and Merwin are, before this transaction, beneficial owners of 502,878 [5.5%] and 437,650 [4.7%] respectively of the Company's 9,223,018 common shares outstanding and 9,150 each [less than 1% each] of the Company's 1,933,088 outstanding publicly traded warrants.

This document may contain certain forward-looking statements based on current management expectations. There are certain key factors that could cause future results to differ from those anticipated by management. Such factors include, but are not limited to, technical risks associated with the development of new products, the continued progress of clinical trials of the company, the company's ability to continue to establish collaborative agreements with third parties, the competitive environment of the biotechnology and pharmaceutical industries, and general economic conditions. Additional information on potential factors that could affect the company's financial results are included in the company's prospectus dated 7 May 1998, and other reports filed with the Securities and Exchange Commission.

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                                                  Contact: Donald L. Nevins, CFO
FOR RELEASE 12:00 PM CDST                         Ophidian Pharmaceuticals, Inc.
                                                              Phone 608.271.0878
                                                                Fax 608.277.2395
                                                         E-mail dnevins@ophd.com


          OPHIDIAN EXPANDING CLINICAL DEVELOPMENT AND DRUG APPLICATIONS
                        OF ITS CORE ANTIBODY TECHNOLOGY

June 7, 1999 -- SAN FRANCISCO, California - Ophidian Pharmaceuticals, Inc. (Ophidian) (NASDAQ SmallCap: OPHD and Pacific Exchange, Inc.: OPD), disclosed today that it is moving ahead with its plans to begin Phase II clinical testing of its lead drug, OPHD001, for Clostridium difficile-associated disease. This trial is planned to begin this summer. The company also disclosed its plan to submit an Investigational New Drug to the Food & Drug Administration by the end of the first quarter of 2000 for approval to begin clinical trials for a second gastrointestinal product, OPHD002. OPHD002 is an oral anti-cytokine antibody formulation designed for the treatment of inflammatory bowel disease. Douglas Stafford, Ophidian's President and Chief Executive Officer, made these statements at the 11th Annual International Life Sciences Partnering Conference hosted in San Francisco. This conference is an international forum to promote strategic partnerships among biotechnology and pharmaceutical firms for the development and commercialization of new drug products.

Mr. Stafford said, "We have learned a great deal about orally-delivered antibodies through the development of OPHD001. From this knowledge and extensive new laboratory studies, we have found that the oral delivery of our avian antibodies is effective in treating inflammatory intestinal diseases in animals. This creates a new significant therapeutic application for our core technology in the area of inflammatory bowel diseases." The company's technology allows for topical delivery of therapeutic antibodies to diseased regions of the intestinal tract with oral dosing techniques. "The topical delivery is a unique strategy to localize the drug effect to the intestinal tract without side effects associated with systemic administration," he added.

This document may contain certain forward-looking statements based on current management expectations. There are certain key factors that could cause future results to differ from those anticipated by management. Such factors include, but are not limited to, technical risks associated with the development of new products, the continued progress of clinical trials of the company, the company's ability to continue to establish collaborative agreements with third parties, the competitive environment of the biotechnology and pharmaceutical industries, and general economic conditions. Additional information on potential factors that could affect the company's financial results are included in the company's prospectus dated 7 May 1998, and other reports filed with the Securities and Exchange Commission.

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                                                  Contact: Donald L. Nevins, CFO
FOR IMMEDIATE RELEASE                             Ophidian Pharmaceuticals, Inc.
                                                              Phone 608.271.0878
                                                                Fax 608.277.2395
                                                         E-mail dnevins@ophd.com

            OPHIDIAN TO LOCATE MANUFACTURING FACILITY IN MADISON, WI

10 June 1999 -- MADISON, Wisconsin - Ophidian Pharmaceuticals, Inc. ("Ophidian") (NASDAQ SmallCap: OPHD and Pacific Exchange, Inc.: OPD), a biotechnology company developing pharmaceuticals from avian antibodies announced late yesterday that it entered into a five year lease for a facility to house its pilot manufacturing plant. Ophidian expects to move approximately $1 million of currently owned equipment into this facility after completing approximately $.4 million in leasehold improvements. Approximately $1.4 million of additional production equipment will be purchased for this new facility. The facility would provide drug materials for basic research and clinical development needs.

Douglas Stafford, President and Chief Executive Officer said, "This space will allow us to support our growing clinical development platform and enhance our ability to attract commercial partners for our technology." "Operating our own facility will allow us to use our equipment assets and know-how more productively," he added. Ophidian has developed proprietary processes for the manufacture of therapeutic antibodies from the eggs of specially immunized hens. The lead product in clinical development is OPHD001, an oral formulation of antibodies to treat intestinal infections due to Clostridium difficile, a major cause of antibiotic-associated colitis. The company's second product using the avian antibody technology is OPHD002, an oral drug for the treatment of inflammatory bowel disease. The new pilot facility will contain clean rooms and critical systems to support the egg antibody processing as well as fermentation and recombinant protein purification under FDA regulations.

The location of the facility is at 2617 Progress Road, Madison, Wisconsin. The initial lease will cover 4,870 square feet of office space and 19,559 square feet of production space. The company has options to expand the lease to a total of 42,458 square feet and to purchase the facility. The facility provides space for future expansion for commercial production capacity. The company's lease obligation for the first five years is approximately $0.8 million.

This document may contain certain forward-looking statements based on current management expectations. There are certain key factors that could cause future results to differ from those anticipated by management. Such factors include, but are not limited to, technical risks associated with the development of new products, the continued progress of clinical trials of the company, the company's ability to continue to establish collaborative agreements with third parties, the competitive environment of the biotechnology and pharmaceutical industries, and general economic conditions. Additional information on potential factors that could affect the company's financial results are included in the company's prospectus dated May 7, 1998, and other reports filed with the Securities and Exchange Commission.

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                                                  Contact: Donald L. Nevins, CFO
FOR IMMEDIATE RELEASE                             Ophidian Pharmaceuticals, Inc.
                                                              Phone 608.271.0878
                                                                Fax 608.277.2395
                                                         E-mail dnevins@ophd.com

            OPHIDIAN EXPANDS PROGRAM FOR INFLAMMATORY BOWEL DISEASES

June 11, 1999 - MADISON, Wisconsin - Ophidian Pharmaceuticals, Inc. (Ophidian) (NASDAQ SmallCap: OPHD and Pacific Exchange, Inc.: OPD), a biotechnology company developing pharmaceuticals from avian antibodies announced today that Terrence Barrett, M.D. has joined its Scientific Advisory Board. Dr. Barrett, a gastroenterologist specializing in the treatment of inflammatory bowel disease, is on the faculty of Northwestern University Medical School. In addition to his clinical practice he is carrying out an extensive basic research program in intestinal immunology.

Douglas Stafford, Ophidian's President and Chief Executive Officer said, "We are pleased to gain the medical and scientific guidance of Dr. Barrett as our inflammatory bowel disease program gains momentum." "This program builds on our growing knowledge of the health benefits of the topical application of therapeutic antibodies to the intestinal tract," he added. The company is developing an oral formulation of avian antibodies, named OPHD002, for the treatment of inflammation associated with inflammatory bowel disease, such as Crohn's disease. Ophidian has shown that the oral delivery of avian antibodies is an effective treatment of inflammatory intestinal disease in animal disease models. The company expects to complete the filing of an Investigational New Drug application for OPHD002 for initial clinical trials by the end of the first quarter of 2000.

The reader is referred to the company's press releases of June 7,1999 and June 10, 1999 which detail additional financing and a new pilot manufacturing facility to support its antibody processing technology.

This document may contain certain forward-looking statements based on current management expectations. There are certain key factors that could cause future results to differ from those anticipated by management. Such factors include, but are not limited to, technical risks associated with the development of new products, the continued progress of clinical trials of the company, the company's ability to continue to establish collaborative agreements with third parties, the competitive environment of the biotechnology and pharmaceutical industries, and general economic conditions. Additional information on potential factors that could affect the company's financial results are included in the company's prospectus dated May 7, 1998, and other reports filed with the Securities and Exchange Commission.

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